Exhibit 32.2

Audit Committee Charter
Purpose
The purpose of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of Medifast, Inc. (the "Company") shall be to assist in Board oversight of (1) the integrity of the Company's financial statements, (2) the Company's compliance with legal and regulatory requirements, (3) the independent auditors' qualifications and independence, (4) the performance of the Company's independent auditors' (the "Auditors") (5) the Company's code of business conduct and ethics; and to prepare the audit committee report that the rules of the Securities and Exchange Commission (the "SEC") require to be included in the Company's annual proxy statement. References herein to any term or provision of any law, rule or regulation shall include all amendments, restatements, supplements or modifications thereof, and all successor, replacement or redesignated terms or provisions thereto.
Duties and Responsibilities of the Committee
The Committee's function is one of oversight. The Company's management is responsible for preparing the Company's financial statements and for developing and maintaining systems of internal accounting and financial controls, while the Auditors will assist the Committee and the Board in fulfilling their responsibilities for their review of these financial statements and internal controls. The Committee expects the Auditors to call to their attention any accounting, auditing, internal accounting control, regulatory or other related matters that they believe warrant consideration or action. The Committee recognizes that the financial management and the internal and outside auditors have more knowledge and information about the Company than do Committee members. Consequently, in carrying out its oversight responsibilities, the Committee does not provide any expert or special assurance as to the Company's financial statements or internal controls or any professional certification as to the Auditors' work.
The Committee shall undertake the following activities in carrying out its oversight responsibilities:
Internal and External Audit Responsibilities
The Committee shall have the sole authority to directly appoint, retain, compensate, evaluate and, where appropriate, replace the Auditors (subject, if appropriate, to ratification by a vote of the shareholders of the Company). The Auditors shall report directly to the Committee. The Committee must be directly responsible for oversight of the independent auditors, including resolution of disagreements between management and the Auditors.

Review and pre-approve all the audit services to be performed, including the Auditors' engagement letter for the annual audit of the Company in accordance with U.S. generally accepted auditing standards and the proposed fees in connection with such audit. Any additional services that management chooses to hire the independent auditors to perform must be approved individually by the Committee, prior to the independent auditors engagement. The authority for such pre-approval may be delegated to one or more members of the Committee; the decisions of any member to whom pre-approval authority is delegated shall be presented to the full Committee at the next Committee meeting and make recommendations, if any, with respect to the audit scope, plans for (including staffing and budgeting), and the results of, the annual audit conducted by the Auditors and the internal auditors.
Receive and review periodic written reports from the Auditors regarding the Auditors independence and discuss such reports with the Auditor. Annually, obtain and review a report by the Auditors describing their internal quality-control procedures, any material issues raised by the most recent internal quality-control review or peer review, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, with respect to any independent audit carried out by the firm. Such report shall also detail steps taken to resolve any issues raised in the above reviews, inquiries or investigations and all relationships between the independent auditor and the Company. The Committee shall review and discuss with the Auditors any relationships or services that may impact the objectivity and independence of the Auditors and take appropriate action in response to the Auditors' report to satisfy itself of the Auditors' independence. This review shall include an evaluation of the lead partner of the Auditors. The Committee shall insure that the lead audit partner is rotated at least every five years to the extent required by the Securities Exchange Act of 1934, as amended by the Sarbanes Oxley Act of 2002 (the "Act"), and shall consider whether there should be regular rotation of the Auditors. The Committee shall present its findings from this report to the Board.
The Committee shall establish clear policies with respect to the hiring of employees or former employees of the Auditors.
The Committee shall ensure that none of the individuals serving in the positions of chief executive officer, chief financial officer, corporate controller, chief accounting officer, or any person serving in an equivalent position participated in any capacity in the audit of the Company as an employee of the Auditors during the 1-year period preceding the date of initiation of any audit being performed by the Auditors.
Review with the Auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to communications with audit committees ("SAS 61"), all alternative accounting treatments of financial information discussed with management (including the ramifications of using such alternative disclosures and treatments and the Auditors' preferences) and all material written communications with management.
Review with the Auditors any audit problems or difficulties and disagreements with management encountered in the course of the audit, management's response thereto and the related effects on audit scope and procedures. The Committee is responsible for resolving any disagreements between management and the Auditors or internal auditors regarding financial reporting.
Examine and review with the Auditors, the Company's chief financial and accounting officers the comments and recommendations contained in the Auditors' summary audit management reports, as presented to the Committee, and management's response to those reports, and advise the Board with respect thereto.
Conduct an ongoing review of related party transactions to detect any potential conflicts of interests.

System of Internal Controls
At least quarterly, the Committee shall meet with management, the Auditors, and internal audit in separate executive sessions.
Review with the management and the Auditors the quality and adequacy of internal controls that could significantly affect the Company's financial statements.
Discuss with management and the Auditors the Company's major financial risk exposures, the Company's policies with respect to risk assessment and risk management and the steps management has taken to monitor and control these exposures.
Review and make recommendations to the Board concerning the Company's policies with regard to affiliate/related party transactions.
Financial Reporting Process and Financial Statements
Discuss with management and the Auditors the quality and adequacy of the Company's disclosure controls and procedures, and review disclosures made by the Company's principal executive officer and principal financial officer in the Company's periodic reports filed with the SEC regarding compliance with their certification obligations.
Prior to each quarterly earnings release, the Committee shall discuss with management and the Auditors the earnings press release, as well as financial information and earnings guidance to be provided to investors, analysts or rating agencies.
Meet to review and discuss with management and the Auditors the Company's quarterly financial statements, including reviewing the Company's specific disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations", prior to filing on Forms 10-Q.
Meet to review and discuss with management and the Auditors the annual audited financial statements, including reviewing the Company's specific disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations", any changes in accounting policies and practices, financial reporting practices and significant reporting issues, critical accounting policies and significant estimates and judgments made in connection with the preparation of such audited financial statements, prior to filing on Forms 10-K.
Review with management and the Auditors the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company's financial statements.
Review with, and make a recommendation to, the Board with respect to the inclusion of the audited financial statements, including the Company's specific disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations", in the Company's Annual Report to Shareholders and in the Company's Form 10-K to be filed with the SEC.
Prepare the report from the Audit Committee required by the rules of the SEC to be included in the Company's annual proxy statement.
Compliance with Laws and Regulations
Review with the Company's General Counsel legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or government agencies.
Compliance with the Company's Codes of Conduct
Ensure that the Company's Ethics Policy (the "ethics codes") are in writing and have annually been distributed to applicable Company employees, Directors and other individuals covered by its contents.
Establish and maintain a procedure for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters. Additionally, establish and maintain procedures for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.
Reporting and other Responsibilities
Annually review the Committee’s performance, review and reassess the adequacy of the Committee's purpose and responsibilities as herein set forth and recommend any proposed changes to the Board for approval.
The Committee has the authority, without having to seek Board approval, and appropriate funding to obtain advice and assistance, as appropriate, from outside legal, accounting and other advisers, as it determines necessary to carry out its duties. The Committee may also conduct or authorize investigations into or studies of matters within the Committee's scope of responsibilities.
The Committee shall review at least quarterly with the Board any issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the Auditors, or the performance of the internal audit function.
The Chairman of the Committee shall report to the Board at each meeting of the Board the deliberations, actions and recommendations of the Committee since the last Board meeting and such other matters as the Board shall from time to time specify.
Composition and Qualifications
The Committee shall be comprised of three or more directors, the exact number to be determined from time to time by resolution of the Board. Each member of the Committee shall (1) be "independent" as required by NYSE rules and any other legal requirements as shall from time to time be in effect, including, without limitation Rule 10A-3(b)(i) under the Act, subject to the exemptions provided in Rule 10A-3(c), and (2) have such financial/accounting literacy or expertise as required by NYSE listing standards and/or rules adopted by the SEC pursuant to the Act. The Board of Directors shall, in the exercise of business judgment, determine the "independence" and "financial literacy", "financial expertise", or "accounting and related financial management expertise" of directors for this purpose. At least one member of the Committee must have accounting or related financial management expertise, as the Board interprets such qualification in its business judgment. A person who satisfies the definition of audit committee financial expert set out in Item 401(h) of Regulation S-K shall be presumed to have such accounting and related financial management expertise.
No Director may serve as a member of the Committee if such Director serves on the audit committee of more than two other public companies, unless the Board determines that such simultaneous service would not impair the ability of such Director to effectively serve on the Committee. Any such determination shall be disclosed in the Company's annual proxy statement.
The Chairman of the Committee shall be designated by a majority vote of the entire Board.

Members of the Committee shall be designated annually by a majority vote of the entire Board (after considering any recommendations of the Corporate Governance Committee) at the organizational meeting of the Board held in connection with the annual meeting of shareholders.
Vacancies on the Committee shall be filled by a majority vote of the entire Board. By a majority vote of the entire Board, a member of the Committee may be removed.
Structure and Operation
Two members of the Committee shall constitute a quorum. When more than two members are present, the act of a majority of the members present at a meeting at which a quorum is present shall be the act of the Committee, and when only two members are present, the unanimous vote of the two members shall constitute the act of the Committee.
The Secretary of the Company, or in the absence of the Secretary such person as may be designated by the Chairman of the Committee, shall act as secretary and keep the minutes of all meetings of the Committee.
The Committee shall meet in person or telephonically at least five times a year at such times and places determined by the Chairman of the Committee, with further meetings to occur, or actions to be taken by unanimous written consent, when deemed necessary or desirable by the Committee or its Chairman.
The Committee may request that any directors, officers or employees of the Company, or other persons whose advice and counsel are sought by the Committee, attend any meeting of the Committee to provide such pertinent information as the Committee requests.
Except as expressly provided in this Charter, the By-laws of the Company, or the Company's Corporate Governance Guidelines, or as required by law, regulation or NYSE listing standards, the Committee shall establish its own rules of procedure.

Exhibit 32.3

Compensation Committee Charter

Statement of Purpose

The Compensation Committee is a standing committee of the Board of Directors. The Committee shall have the authority to determine the compensation of the Company’s executive officers and such other employees as the Committee may decide. The Committee shall also prepare a report on executive compensation for inclusion in the Company’s annual proxy statement.

Organization
Charter. At least annually, this charter shall be reviewed and reassessed by the Committee and any proposed changes shall be submitted to the Board of Directors for approval.
Members. The members of the Committee shall be appointed by the Board of Directors and shall meet the independence requirements of applicable law, the listing standards of the NYSE and applicable policies of the Board of Directors. The Committee shall be comprised of at least three members. Committee members may be removed by the Board of Directors. The Board of Directors shall designate one Member as Committee Chairperson.
Meetings. The Committee shall each year establish a schedule of meetings. Additional meetings may be scheduled as required.
Agenda, Minutes and Reports. The Chairperson of the Committee shall be responsible for establishing the agendas for meetings of the Committee. Minutes for all meetings of the Committee shall be prepared to document the Committee’s discharge of its responsibilities. The minutes shall be circulated in draft form to all Committee members to ensure an accurate final record, shall be approved at a subsequent meeting of the Committee and shall be distributed periodically to the full Board of Directors. The Committee shall make regular reports to the Board of Directors.
Outside Advisors
The Compensation Committee shall have the authority to retain such outside consultants as it determines appropriate to assist in the performance of its functions, or to advise or assist in the evaluation of director, CEO, or senior executive compensation, and to approve the consultant’s fees and other retention terms.
Duties and Responsibilities
The following shall be the principal responsibilities of the Committee:
Compensation Philosophy and Program. In consultation with senior management, the Committee shall establish the Company’s general compensation philosophy, and oversee the development and implementation of executive compensation programs and policies with respect to the engagement of individuals as independent contractors of the Company. The Committee shall review on a periodic basis the Company’s executive compensation programs and make any modifications that the Committee may deem necessary or advisable, in its sole discretion.
Chief Executive Officer Compensation. The Committee shall annually review and approve the Company’s goals and objectives relevant to the compensation of the Chief Executive Officer and shall evaluate the performance of the Chief Executive Officer in light of those goals and objectives. Based on such evaluation, the Committee shall have the sole authority to set the compensation (including base salary, incentive compensation and equity-based awards) of the Chief Executive Officer
Officer Compensation. The Committee shall also review and approve the compensation (including base salary, incentive compensation and equity-based awards) of officers above the level of Vice President of the Company and review and approve compensation guidelines for all other officers.
Benefit Plans. The Committee shall review the terms of the Company’s incentive compensation plans, equity-based plans, retirement plans, deferred compensation plans.
Annual Compensation Committee Report. The Committee shall produce an annual report on executive compensation for inclusion in the Company’s annual proxy statement, all in accordance with applicable rules and regulations.
Committee Performance Evaluation. The Committee shall evaluate its own performance on an annual basis and develop criteria for such evaluation.
Other Duties. The Committee shall also carry out such other duties as may be delegated to it by the Board of Directors from time to time.

Exhibit 32.4

Nomination Committee Charter

Purpose
The purpose of the Nomination Committee (the "Committee") of the Board of Directors (the "Board") of Medifast, Inc. (the "Company") is to identify individuals qualified to become Board members; to recommend to the Board individuals to serve as directors of the Company and on committees of the Board; to advise the Board with respect to Board composition, procedures and committees; to develop, recommend to the Board and annually review a set of corporate governance principles applicable to the Company; to evaluate and make recommendations to the Board with respect to the compensation of Directors; to oversee the evaluation of the Board; and to have such other powers and perform such other duties as the Board may from time to time delegate.

Duties and Responsibilities

A. Board Candidates and Nominees

The Committee shall have the following duties and responsibilities with respect to Board candidates and nominees:

(a) To develop and recommend to the Board director qualification criteria and establish procedures for evaluating the suitability of potential director nominees. Such criteria shall include the possession of such knowledge, experience, skills, expertise and diversity so as to enhance the Board's ability to manage and direct the affairs and business of the Company, including, when applicable, to enhance the ability of committees of the Board to fulfill their duties and/or to satisfy any independence requirements imposed by law, regulation or NYSE listing standards.

(b) To actively identify and attract candidates for director and to review potential nominees proposed by management, shareholders or others.

(c) To recommend to the Board the director nominees for election by the shareholders or for appointment by the Board, as the case may be, pursuant to the By-Laws of the Company, which recommendations shall be consistent with the Board's criteria for selecting new directors.

(d) To review the suitability for continued service as a director of each Board member when his or her term expires and when he or she has a significant change in status, including but not limited to an employment change, and to recommend whether or not the director should be re-nominated.

(e) To review and make recommendations to the Board with regard to length of Board service, director compensation and a retirement policy for members of the Board.

(f) To review and oversee any orientation programs for newly elected members of the Board and continuing director education programs and to assist the Board in the implementation of such programs.

B. Board Composition and Procedures

The Committee shall have the following duties and responsibilities with respect to the composition and procedures of the Board as a whole:

(a) To review annually with the Board the composition of the Board as a whole and to recommend, if necessary, measures to be taken so that the Board reflects the appropriate balance of knowledge, experience, skills, expertise and diversity required for the Board as a whole and contains at least the minimum number of independent directors required by NYSE listing standards.
(b) To review periodically the size of the Board and to recommend to the Board any appropriate changes.
(c) To make recommendations on the frequency, content and structure of Board meetings.
(d) To make recommendations concerning any other aspect of the procedures of the Board that the Committee considers warranted, including but not limited to procedures with respect to the waiver by the Board of any Company rule, guideline, procedure or corporate governance principle.

C. Board Committees

The following shall be the duties and responsibilities of the Committee with respect to the committee structure of the Board:

(a) To make recommendations to the Board regarding the size and composition of each standing committee of the Board, including the identification of individuals qualified to serve as members of a committee, including the Committee, and to recommend individual directors to fill any vacancy that might occur on a committee, including the Committee.

(b) To monitor the functioning of the committees of the Board and to make recommendations for any changes, including the creation and elimination of committees.

(c) To review annually committee assignments and the policy with respect to the rotation of members of the committees and/or chairpersons, and to report any recommendations to the Board.

D. Corporate Governance

The following shall be the duties and responsibilities of the Committee with respect to corporate governance:

(a) To develop and review periodically, and at least annually, the Corporate Governance Guidelines adopted by the Board to assure that they are appropriate for the Company and comply with the requirements of the NYSE, and to recommend any desirable changes to the Board.

(b) To consider any other corporate governance issues that arise from time to time, and to develop appropriate recommendations for the Board.

(c) To review significant shareholder relations issues, corporate political contributions and the Company's charitable contributions.

E. Evaluation of the Board

The Committee shall be responsible for overseeing the evaluation of the Board as a whole and its committees. The Committee shall establish procedures to allow it to exercise this oversight function.

F. Investigations and Studies; Outside Advisers

The Committee may conduct or authorize investigations into or studies of matters within the Committee's scope of responsibilities, and may retain, at the Company's expense, such independent counsel or other advisers as it deems necessary. The Committee shall have the sole authority to retain or terminate any firm to be used to identify director candidates and evaluate director compensation, including sole authority to approve a search firm's fees and other retention terms, such fees to be borne by the Company.

G. Performance Evaluation

The Committee shall annually conduct an evaluation of its own performance and, in light of this, consider changes in its membership, charter or procedures. The Committee shall report to the Board the results of its evaluation, including recommended charter, membership and other changes.

Composition and Qualifications

The Committee shall be comprised of three or more directors, the exact number to be determined from time to time by resolution of the Board.

Each member of the Committee shall be "independent" as required by NYSE listing standards and any other legal requirements as shall from time to time be in effect. The Board of Directors shall, in the exercise of business judgment, determine the "independence" of directors for this purpose.

The Chairman of the Committee shall be designated by a majority vote of the entire Board.

Members of the Committee shall be designated annually by a majority vote of the entire Board (after considering any recommendations of the Committee) at the organizational meeting of the Board of Directors held in connection with the annual meeting of shareholders.

Vacancies on the Committee shall be filled by majority vote of the entire Board. By a majority vote of the entire Board, a member of the Committee may be removed.

 Structure and Operation

1.
Two members of the Committee shall constitute a quorum. When more than two members are present, the act of a majority of the members present at a meeting at which a quorum is present shall be the act of the Committee, and when only two members are present, the unanimous vote of the two members shall constitute the act of the Committee.

2.
The Secretary of the Company, or in the absence of the Secretary such person as may be designated by the Chairman of the Committee, shall act as secretary and keep the minutes of all meetings of the Committee.

3.
The Committee shall meet in person or telephonically at least three times a year at such times and places determined by the Chairman of the Committee, with further meetings to occur, or actions to be taken by unanimous written consent, when deemed necessary or desirable by the Committee or its Chairman.

4.
The Committee may request that any directors, officers or employees of the Company, or other persons whose advice and counsel are sought by the Committee, attend any meeting of the Committee to provide such pertinent information as the Committee requests.

5.	The Chairman of the Committee shall report to the Board at each meeting of the Board the deliberations, actions and recommendations of the Committee since the last Board meeting.

Except as expressly provided in this Charter, the By-laws of the Company or the Company's Corporate Governance Guidelines, or as required by law, regulation or NYSE listing standards, the Committee shall establish its own rules of procedure.